                                                                   EXHIBIT 10.19

                            STOCK PURCHASE AGREEMENT

                                      among

                         TBA ENTERTAINMENT CORPORATION,

                                   MIKE ATKINS

                                       and

                          MIKE ATKINS MANAGEMENT, INC.



                                December 6, 1999



                         TABLE OF CONTENTS

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ARTICLE 1 - PURCHASE AND SALE OF SHARES......................................................1
        1.1    Purchase and Sale.............................................................1
        1.2    Purchase Price................................................................1
        1.3    Closing.......................................................................2
        1.4    Further Action................................................................2

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF TBA............................................2
        2.1    Organization and Qualification................................................2
        2.2    Authority Relative to this Agreement..........................................3
        2.3    Certain Corporate Matters.....................................................3
        2.4    Broker's Fees.................................................................3
        2.5    Disclosure....................................................................4
        2.6    No Actions Pending............................................................4
        2.7    Investment Intent.............................................................4
        2.8    Information...................................................................4
        2.9    Sophistication of TBA.........................................................4
        2.10   Accredited Investor...........................................................4
        2.11   TBA 10-KSB....................................................................4

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF
THE SHAREHOLDER..............................................................................5
        3.1    Organization, Qualification and Corporate Power...............................5
        3.2    Capitalization................................................................5
        3.3    Authorization of Transaction..................................................6
        3.4    Subsidiaries..................................................................6
        3.5    Financial Statements..........................................................7
        3.6    Events Subsequent to Financial Statements.....................................7
        3.7    Undisclosed Liabilities.......................................................9
        3.8    Tax Returns and Audits........................................................9
        3.9    Books and Records............................................................11
        3.10   Real Property................................................................11
        3.11   Tangible Property............................................................11
        3.12   Intellectual Property........................................................11
        3.13   Contracts....................................................................13
        3.14   Suppliers and Customers......................................................14
        3.15   Notes; Accounts Receivable...................................................14
        3.16   Powers of Attorney...........................................................14
        3.17   Condition of Property........................................................14
        3.18   Insurance....................................................................14
        3.19   Litigation...................................................................15
        3.20   Employees....................................................................15
        3.21   Employee Benefit Plans.......................................................15
        3.22   Guarantees...................................................................16


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


                         TABLE OF CONTENTS
                            (Continued)

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        3.23   Legal Compliance.............................................................16
        3.24   Certain Business Relationships...............................................17
        3.25   Broker's Fees................................................................17
        3.26   Environment, Health and Safety...............................................17
        3.27   Year 2000....................................................................17
        3.28   Jaci Velasquez Management Agreement..........................................18
        3.29   Disclosure...................................................................18

ARTICLE 4 - ADDITIONAL REPRESENTATIONS AND
WARRANTIES OF THE SHAREHOLDER...............................................................18
        4.1    Representations Regarding Shares of Atkins Management........................18
        4.2    Authorization................................................................18

ARTICLE 5 - [INTENTIONALLY OMITTED].........................................................19

ARTICLE 6 - ADDITIONAL AGREEMENTS...........................................................19
        6.1    Expenses.....................................................................19
        6.2    Taking of Necessary Action...................................................19
        6.3    Press Releases...............................................................20
        6.4    Employee Matters.............................................................20
        6.5    Tax Matters..................................................................20
        6.6    Section 338(h)(10) Election..................................................21
        6.7    Adjustment to Purchase Price.................................................21
        6.8    Separate Subsidiary..........................................................22
        6.9    Jaci Velasquez Management Agreement..........................................22
        6.10   Investment Partnerships......................................................22
        6.11   No Deficit Working Capital...................................................22

ARTICLE 7 - CONDITIONS TO CLOSING...........................................................22
        7.1    Conditions to Obligations of Each Party to Effect the Closing................22
        7.2    Additional Conditions to TBA's Obligations...................................22
        7.3    Additional Conditions to the Obligations of Atkins
               Management and the Shareholder...............................................24

ARTICLE 8 - TERMINATION, AMENDMENT AND WAIVER...............................................26
        8.1    Termination..................................................................26
        8.2    Amendment....................................................................26
        8.3    Waiver.......................................................................26
        8.4    Effect of Termination........................................................27

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                         TABLE OF CONTENTS
                            (Continued)

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ARTICLE 9 - INDEMNIFICATION.................................................................27
        9.1    By TBA, Atkins Management and the Shareholder................................27
        9.2    Claims for Indemnification...................................................27
        9.3    Defense by Indemnifying Party................................................28
        9.4    Payment of Indemnification Obligation........................................28
        9.5    Limitations..................................................................28

ARTICLE 10 - GENERAL PROVISIONS.............................................................29
        10.1   Survival of Representations and Warranties...................................29
        10.2   Effect of Due Diligence......................................................29
        10.3   Specific Performance.........................................................29
        10.4   Notices......................................................................29
        10.5   Interpretation...............................................................31
        10.6   Severability.................................................................31
        10.7   Miscellaneous................................................................31
        10.8   Material Adverse Breach......................................................31
        10.9   Limitation of Liability......................................................32
        10.10  Waiver of Purchase Right.....................................................32
        10.11  Effective Time...............................................................32


SCHEDULE 1  Disclosure Schedule

EXHIBIT A             Form of Adjustable Promissory Note
EXHIBIT B             Form of Non-Adjustable Promissory Note
EXHIBIT C             Form of Employment Agreement

                            STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT, dated December 6, 1999 (this "Agreement"), is by and among TBA Entertainment Corporation, a Delaware corporation ("TBA"), Mike Atkins, an individual and sole shareholder of Mike Atkins Management, Inc. (the "Shareholder"), and Mike Atkins Management, Inc., a Tennessee corporation ("Atkins Management").

                                    RECITALS

        WHEREAS, the Shareholder owns all of the issued and outstanding common stock (the "Shares") of Atkins Management;

        WHEREAS, TBA, Atkins Management and the Shareholder each desire for TBA to acquire (the "Acquisition") all of the Shares pursuant to the terms and conditions of this Agreement, as a result of which Atkins Management will become a wholly owned subsidiary of TBA;

        NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:


                                   ARTICLE 1

                           PURCHASE AND SALE OF SHARES

        1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, the Shareholder agrees to sell, assign, transfer and deliver to TBA at the Closing (as hereinafter defined), and TBA agrees to purchase from the Shareholder at the Closing, the Shares, free and clear of any and all charges, claims, community property interests, equitable interests, mortgages, liens, security interests, pledges, charges, rights of assignment, rights of purchase, rights of first offer or refusal, options, warrants or encumbrances of any nature (collectively, "Liens").

        1.2 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Shares shall be equal to One Million Four Hundred Thousand Dollars ($1,400,000), subject to possible adjustment as provided in the Adjustable Note (hereinafter defined), and shall be paid or delivered to the Shareholder at the Closing as follows:

               (a) TBA shall deliver to the Shareholder by wire transfer to one or more accounts designated in writing by the Shareholder to TBA prior to the Closing cash in an amount equal to One Thousand Dollars ($1,000) (the "Cash Portion");

               (b) TBA shall deliver to the Shareholder a promissory note (the "Adjustable Note") in the initial principal amount of Seven Hundred Thousand Dollars ($700,000) (the "Adjustable Note Portion"), subject to possible adjustment as set forth in the Adjustable Note, in the form of Exhibit A attached hereto (the "Form of Adjustable Note").

               (c) TBA shall deliver to the Shareholder a promissory note (the "Non-Adjustable Note") in the principal amount of Six Hundred Ninety-Nine Thousand Dollars ($699,000) (the "Non-Adjustable Note Portion") in the form of Exhibit B attached hereto (the "Form of Non-Adjustable Note").

        Except as set forth in Section 6.7 hereof, any adjustment to the Purchase Price hereunder shall be accomplished only through adjustment to payments under the Adjustable Note as set forth in the Adjustable Note, and the Cash Portion and the Non-Adjustable Note Portion of the Purchase Price shall not be adjusted subsequent to Closing.

        1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Winstead Sechrest & Minick P.C., 1201 Elm Street, 5400 Renaissance Tower, Dallas, Texas, on December 6, 1999, or as soon as reasonably practicable thereafter as the conditions set forth in Article 7 have been satisfied or waived (the "Closing Date"). At the
Closing:

               (a) TBA will (i) pay to the Shareholder the Cash Portion by wire transfer of immediately available funds, (ii) execute and deliver to the Shareholder the Adjustable Note and the Non-Adjustable Note, and (iii) execute and deliver to the Shareholder such other documents and instruments required to be executed and delivered by TBA under the terms of this Agreement; and

               (b) The Shareholder will deliver to TBA (i) a certificate representing the Shares, duly endorsed, and (ii) such other documents and instruments required to be delivered by the Shareholder under the terms of this Agreement or reasonably requested by TBA.

        1.4 Further Action. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest TBA with full right, title and possession and all rights, privileges and immunities with respect to any or all of the Shares, the Shareholder shall take all such action.


                                   ARTICLE 2

                      REPRESENTATIONS AND WARRANTIES OF TBA

        TBA hereby represents and warrants to Atkins Management and the Shareholder as follows:

        2.1 Organization and Qualification. TBA has been duly organized and is validly existing as a corporation and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and use the properties owned and used by it and to carry on its business as now conducted.

        2.2 Authority Relative to this Agreement. TBA has the requisite corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance of this Agreement by TBA and the consummation by TBA of the transactions contemplated on its part hereby have been duly authorized by the Board of Directors of TBA, and no other corporate proceedings on the part of TBA are necessary to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by TBA and constitutes the legal, valid and binding obligation of TBA, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. None of the execution and delivery of this Agreement by TBA, the performance by TBA of its obligations hereunder or the consummation of the transactions contemplated hereby by TBA will require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of, or result in the creation or imposition of any lien upon any properties, assets or business of TBA under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which TBA is a party or by which TBA or any of its assets or properties is bound or encumbered, except those that have already been given, obtained or filed. No authorization, consent or approval of, or filing or registration with, any public body, court or governmental or regulatory authority is necessary on the part of TBA for the consummation by TBA of the transactions contemplated by this Agreement.

        2.3 Certain Corporate Matters. TBA is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, other than in such jurisdictions where the failure to so qualify would not, individually or in the aggregate, have a materially adverse effect on TBA and its subsidiaries, taken as a whole. TBA has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it engages or in which it proposes presently to engage and to own and use the properties owned and used by it. TBA has delivered to Atkins Management and the Shareholder true, accurate and complete copies of its charter documents and bylaws which reflect all amendments made thereto at any time prior to the date of this Agreement. The minute books containing the records of meetings of the shareholders and board of directors of TBA are accurate and complete in all material respects. All material corporate actions taken by TBA since its date of incorporation have been duly authorized and/or subsequently ratified, as necessary. TBA is not in default under or in violation of any material provision of its charter or bylaws.

        2.4 Broker's Fees. Neither TBA nor anyone on its behalf has any liability to any broker, finder, investment banker or similar agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or similar agent in connection with the Acquisition or any similar transaction.

        2.5 Disclosure. The representations and warranties and statements of fact made by TBA in this Agreement and in certificates and other written statements or agreements delivered or to be delivered pursuant to this Agreement are accurate, correct and complete on the date of this Agreement and will, except as contemplated hereby, be accurate, correct and complete at the Closing and do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations and warranties and statements and information contained herein or therein not misleading.

        2.6 No Actions Pending. There are no actions, claims, complaints, grievances, suits, governmental inquiries, governmental investigations or proceedings pending or, to the knowledge of TBA, threatened, and to the knowledge of TBA, there are no investigations pending or threatened, which in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement, by or before any court, arbitrator or administrative or governmental body.

        2.7 Investment Intent. TBA is acquiring the Shares for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). TBA will not sell or otherwise dispose of any Shares in a manner which would require registration under the Securities Act or any applicable blue sky law unless such registrations are effected.

        2.8 Information. TBA has had an opportunity to ask questions of, and receive answers from, the Shareholder concerning the Shares, and the operations, financial condition and prospects of Atkins Management.

        2.9 Sophistication of TBA. TBA has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

        2.10 Accredited Investor. TBA is an "accredited investor" as that term is defined in regulations promulgated by the Securities and Exchange Commission.

        2.11 TBA 10-KSB. TBA has furnished the Shareholder with a true and complete copy of its Form 10-KSB for the year ended December 31, 1998 (the "Form 10-KSB"). As of its date, such Form 10-KSB was in compliance, in all material respects, with the requirements of its form. The financial statements of TBA included in such Form 10-KSB complied, at the time of filing with the SEC, as to form, in all material respects, with applicable accounting requirements and published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP, applied on a consistent basis during the periods involved, and fairly presented, in all material respects the financial position of TBA as and at the dates thereof and the results of its operations and cash flows for the period then ended.

                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                                 THE SHAREHOLDER

        Except as set forth in the correspondingly numbered section of the disclosure schedule attached hereto as Schedule 1 and incorporated herein by this reference (the "Disclosure Schedule"), the Shareholder hereby represents and warrants to TBA as follows:

        3.1 Organization, Qualification and Corporate Power. Atkins Management is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Atkins Management is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions in which the ownership of its properties, the employment of its personnel or the conduct of its business requires that it be so qualified or where a failure to be so qualified or licensed would have a material adverse effect on its financial condition, results of operation or business. Atkins Management has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. Atkins Management has delivered to TBA true, accurate and complete copies of its charter and bylaws which reflect all amendments made thereto at any time prior to the date of this Agreement. The minute books containing the records of meetings of the shareholders and Board of Directors of Atkins Management, the stock certificate books and the stock record books of Atkins Management are complete and correct in all material respects. The stock record books of Atkins Management and the shareholder lists of Atkins Management which Atkins Management has previously furnished to TBA are complete and correct in all respects and accurately reflect the record and beneficial ownership of all the outstanding shares of Atkins Management's capital stock and all other outstanding securities issued by Atkins Management. All material corporate actions taken by Atkins Management since incorporation have been duly authorized and/or subsequently ratified as necessary. Atkins Management is not in default under or in violation of any provision of its charter or bylaws. Atkins Management is not in default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

        3.2 Capitalization. Atkins Management's entire authorized capital stock consists of 1,000 shares of common stock ("Atkins Management Common Stock"), of which 100 shares are issued and outstanding and 100 shares will be issued and outstanding immediately prior to the Closing Date. All of the issued and outstanding shares of Atkins Management Common Stock have been and, as of the Closing Date, will be duly authorized and are and, as of the Closing Date, will be validly issued, fully paid and nonassessable and have not been and, as of the Closing Date, will not be issued in violation of any pre-emptive rights. Other than this Agreement, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Atkins Management is a party or which are binding upon Atkins Management providing for the issuance or transfer by Atkins Management of additional shares of its capital stock and Atkins Management has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, contracts, arrangements or commitments based upon the book value, income or other attribute of Atkins Management. There are no voting trusts or any other agreements or understandings with respect to the voting of Atkins Management's capital stock. Upon consummation of the Acquisition, TBA will own the entire equity interest in Atkins Management and Atkins Management will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor have outstanding any rights, options, agreements or arrangements to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. The Shareholder is the only holder of capital stock of Atkins Management. All capital stock, options, warrants and other securities issued by Atkins Management were issued in compliance, in all respects, with all applicable federal and state securities laws.

        3.3 Authorization of Transaction. Atkins Management has the requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance of this Agreement by Atkins Management and the consummation by Atkins Management of the transactions contemplated on its part hereby have been duly authorized by the Board of Directors of Atkins Management. No other corporate approval on the part of Atkins Management (other than shareholder approval) will be necessary to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Atkins Management and, upon approval hereof by the sole shareholder of Atkins Management, will constitute the legal, valid and binding obligation of Atkins Management, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. None of the execution and delivery of this Agreement by Atkins Management, the performance by Atkins Management of its obligations hereunder or the consummation of the transactions contemplated hereby by Atkins Management will require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of, or result in the creation or imposition of any lien upon any properties, assets or business of Atkins Management under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Atkins Management is a party or by which Atkins Management or any of its assets or properties is bound or encumbered, except those that have already been given, obtained or filed, all as set forth in Section 3.3 of the Disclosure Schedule. No notice to, filing or registration with or authorization, consent or approval of any public body or governmental or regulatory authority is necessary for the consummation by Atkins Management of the transactions contemplated by this Agreement.

        3.4 Subsidiaries. Atkins Management does not own and is not obligated to purchase any equity interest in or any other interest convertible into or exchangeable for an equity interest in any entity.

        3.5 Financial Statements. Atkins Management has delivered to TBA (a) unaudited balance sheets as of December 31, 1998 and 1997, (b) unaudited statements of operations for each of the years in the two-year period ended December 31, 1998, (c) unaudited balance sheets as of August 31, 1999, and (d) unaudited statements of operations for the eight (8) months ended August 31, 1999, for Atkins Management (collectively, the "Financial Statements"). The Financial Statements have been prepared on the accrual basis of accounting, which basis of accounting has been applied consistently for all periods and present fairly in all material respects the financial condition of Atkins Management as of such dates and the results of its operations and cash flows for such periods. Since December 31, 1997, there have been no changes in Atkins Management's method of accounting for tax purposes.

        3.6 Events Subsequent to Financial Statements. Except as disclosed in the Financial Statements, permitted in this Agreement or specified in Section
3.6 of the Disclosure Schedule, since December 31, 1998, there has not been:

               (a) any materially adverse change in the financial condition, results of operations or business of Atkins Management;

               (b) other than (i) the distribution by Atkins Management to the Shareholder of an investment asset valued at approximately $100,000,
        (ii) the payment by Atkins Management to the Shareholder of a cash bonus not in excess of $40,000, and (iii) the distribution by Atkins Management to the Shareholder its interests in the Investment Partnerships (herein so called) established between the Shareholder and artists under the Shareholder's management, any sale, lease, transfer, license or assignment of any material assets, tangible or intangible, of Atkins Management, other than in the ordinary course of business;

               (c) any damage, destruction or property loss, whether or not covered by insurance, affecting materially adversely the properties or business of Atkins Management;

               (d) any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of Atkins Management or any redemption, purchase or other acquisition of any such shares;

               (e) any mortgage or pledge of, or subjection to any material lien, charge, security interest or encumbrance of any kind on, any of the assets, tangible or intangible, of Atkins Management (other than liens arising by operation of law which secure obligations which are not yet due and payable);

               (f) any incurrence of indebtedness or liability or assumption of obligations by Atkins Management other than (i) those incurred in the ordinary course of business, (ii) those which do not exceed $10,000 in the aggregate, and (iii) those incurred in the course of negotiating, documenting and consummating the transactions contemplated by this Agreement;

               (g) any cancellation or compromise by Atkins Management of any material debt or claim, except for adjustments made in the ordinary course of business which, in the aggregate, are not material;

               (h) any waiver or release by Atkins Management of any right of any material value;

               (i) except licenses of software made in the ordinary course of business, consistently with past practice, any sale, assignment, transfer or grant by Atkins Management of any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names or copyrights or with respect to any know-how or other intangible assets;

               (j) any material arrangement, agreement or undertaking entered into by Atkins Management not terminable on 30 days or less notice without cost or liability (including, without limitation, any payment of or promise to pay any bonus or special compensation) with employees or any increase in compensation or benefits to officers or directors of Atkins Management, other than in the ordinary course of business;

               (k) any change made or authorized in the charter or bylaws of Atkins Management;

               (l) any issuance, sale or other disposition by Atkins Management of any shares of its capital stock or other equity securities, or any grant of any options, warrants or other rights to purchase or obtain (including upon conversion or exercise) shares of its capital stock or other equity securities;

               (m) any loan to or other transaction with any officer, director or shareholder of Atkins Management giving rise to any claim or right of Atkins Management against any such person or of such person against Atkins Management;

               (n) any payment to or other transaction with any officer, director or shareholder of Atkins Management involving an amount in excess of $5,000, individually or in the aggregate, other than the payment of monthly compensation consistent with customary practice;

               (o) any acceleration, termination, modification or cancellation or threat thereof by any party of any contract, lease or other agreement or instrument to which Atkins Management is a party or by which it is bound so as to affect, materially and adversely, the properties or business of Atkins Management; or

               (p) any other material transaction or commitment entered into other than in the ordinary course of business by Atkins Management.

        3.7 Undisclosed Liabilities. Atkins Management has no material liability or obligation whatsoever, known or unknown, either accrued, absolute, contingent or otherwise, except to the extent shown on the Financial Statements, incurred in the normal and ordinary course of business of Atkins Management since January 1, 1999 (provided that, liabilities or obligations incurred in connection with the termination of employees shall not be considered liabilities incurred in the ordinary course of business), or incurred in the course of negotiating, documenting and consummating the transactions contemplated by this Agreement. Except as specified in Section 3.7 of the Disclosure Schedule, Atkins Management is not indebted, directly or indirectly, to any person who is an officer, director or shareholder of Atkins Management or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, and no such officer, director, shareholder or affiliate is indebted to Atkins Management, except for advances made to employees of Atkins Management in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor. Atkins Management has no liability, known or unknown, either accrued, absolute, contingent or otherwise, arising out of the management of the assets comprising the Investment Partnerships.

        3.8 Tax Returns and Audits.

               (a) The taxable year of Atkins Management ends December 31. Atkins Management has duly and timely filed or caused to be filed all tax returns (the "Tax Returns") required to be filed on behalf of itself and has paid in full or fully reserved against in the Financial Statements all taxes, interest, penalties, assessments and deficiencies due or claimed to be due on behalf of itself to foreign, federal, state or local taxing authorities (including taxes on properties, income, franchises, licenses, sales, use and payrolls). Such Tax Returns are correct in all material respects, and Atkins Management is not required to pay any other taxes for such periods except as shown in such Tax Returns. The income tax returns filed by Atkins Management have not been, and are not being, to the knowledge of Atkins Management, examined by the Internal Revenue Service or other applicable taxing authorities for any period. All taxes or estimates thereof that are due, or are claimed or asserted by any taxing authority to be due, have been timely and appropriately paid so as to avoid penalties for underpayment. Except for amounts not yet due and payable, all tax liabilities to which the properties of Atkins Management may be subject have been paid and discharged. The provisions for income and other taxes payable reflected in the Financial Statements make adequate provision for all then accrued and unpaid taxes of Atkins Management. There are no tax liens (other than liens for taxes which are not yet due and payable) on any of the property of Atkins Management, nor are there any pending or threatened examinations or tax claims asserted. Atkins Management has not granted any extensions of limitation periods applicable to tax claims or filed a consent under Section 341(f) of the Code relating to collapsible corporations. Except in jurisdictions in which Atkins Management voluntarily files tax returns, no claim has ever been made by a taxing authority that Atkins Management is or may be subject to taxation by that jurisdiction. True and correct copies of all federal, foreign, state and local income and other tax returns, notices from foreign, federal, state and local taxing authorities, tax examination reports and statements of deficiencies assessed against or agreed to by Atkins Management since January 1, 1995, have been delivered to TBA, and the same are listed in Section 3.8 of the Disclosure Schedule. Atkins Management is not a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement. Atkins Management is not a party to any agreement that has resulted or would result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. Atkins Management has never been a member of an "affiliated group," as defined in Section 1504(a) of the Code. All positions taken on federal Tax Returns that could give rise to a penalty for substantial understatement pursuant to Section 6662(d) of the Code have been disclosed on such Tax Returns. Atkins Management is not is a United States real property holding corporation as defined in Section 897 of the Code. No shareholder of Atkins Management is a foreign person within the meaning of Section 1445(b)(2) of the Code. Atkins Management has not made any tax elections under any section of the Code (other than its election to be taxed as an "S" corporation under Section 1362), including, without limitation under any of Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code
        (or any predecessor thereof). None of the assets and properties of Atkins Management is an asset or property that TBA or any of its affiliates is or will be required to treat as being (i) owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to Atkins Management or any assets thereof. Atkins Management has not agreed to or is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of Atkins Management, Atkins Management has no applications pending with any taxing authority requesting permission for any changes in any accounting method of Atkins Management, and the Internal Revenue Service has not proposed any such adjustment or change in accounting method therefor. Atkins Management has not been or is not in violation (or with notice or lapse of time or both, would be in violation) of any applicable law relating to the payment or withholding of taxes. Atkins Management has duly and timely withheld from salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

               (b) Atkins Management has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362 since June 12, 1996, and Atkins Management will be an S corporation up to and including the day before the Closing Date. Except as set forth in Section 3.8 of the Disclosure Schedule, Atkins Management would not be liable for any tax under Code Section 1374 if its assets were sold for their fair market value as of January 1, 1999.

        3.9 Books and Records. The general ledgers and books of account of Atkins Management, all federal, state and local income, franchise, property and other tax returns filed by Atkins Management, with respect to its assets, and all other books and records of Atkins Management are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations in all material respects.

        3.10 Real Property. Set forth in Section 3.10 of the Disclosure Schedule is a complete and accurate list and a brief description of all real property owned or leased by Atkins Management. With respect to each lease so set forth:
(a) the lease has been validly executed and delivered by Atkins Management and, to the knowledge of Atkins Management, by the other party or parties thereto and is in full force and effect; (b) neither Atkins Management nor, to the knowledge of Atkins Management, any other party to the lease is in material breach or default, and no event has occurred on the part of Atkins Management or, to the knowledge of Atkins Management, on the part of any other party which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease; (c) Atkins Management has not repudiated and, to the knowledge of Atkins Management, no other party to the lease has repudiated any provision thereof; and (d) there are no disputes, oral agreements or delayed payment programs in effect as to the lease.

        3.11 Tangible Property. Except as specified in Section 3.11 of the Disclosure Schedule, Atkins Management has good and marketable title to, or a valid leasehold interest in, each item of tangible property, whether real, personal or mixed, reflected on its books and records as owned or used by it, subject to no material encumbrances, loans, security interests, mortgages or pledges.

        3.12 Intellectual Property.

               (a) Section 3.12(a) of the Disclosure Schedule sets forth a list of intellectual property owned by Atkins Management including all patents, patent applications, trademarks, service marks, trade dress, trade names, trade secrets, corporate names, customer lists, copyrights, mask works, technology or intellectual property that are material to the business of Atkins Management and registrations or applications to register any of the foregoing and a list of all licenses or other contracts related thereto (collectively, the "Intellectual Property"). With respect to each such item of Intellectual Property:

                        (i) Atkins Management is the sole and exclusive owner
                and has the sole and exclusive right to use the item in the conduct of its business;

                        (ii) no proceedings have been instituted, are pending or
                are threatened which challenge the validity, enforceability, use or ownership thereof;

                        (iii) the item (A) does not infringe upon or otherwise
                violate the rights of others, (B) to the knowledge of Atkins Management is not being infringed upon by others and (C) is not subject to any outstanding order, decree, judgment, stipulation or charge;

                        (iv) no license, sublicense or agreement pertaining to
                the item has been granted by Atkins Management;

                        (v) Atkins Management has not received any charge of
                interference or infringement with respect to the item;

                        (vi) except in the ordinary course of business, Atkins
                Management has not agreed to indemnify any person or entity for or against any infringement with respect to the item;

                        (vii) the transactions contemplated by this Agreement
                will have no material adverse effect on the right, title and interest of Atkins Management in the item;

                        (viii) Atkins Management has taken all steps which are
                commercially reasonable to protect the rights set forth in
                Section 3.12(a) of the Disclosure Schedule and will continue to use commercially reasonable efforts to maintain those rights prior to the Closing Date so as to not materially adversely affect the validity or enforcement of such rights; and

                        (ix) Atkins Management has supplied TBA with true and
                complete copies of all written documentation evidencing its ownership of the item and of all licenses and other contracts related thereto.

                (b) Section 3.12(b) of the Disclosure Schedule sets forth a list describing all patents, trademarks, trade names, service marks, copyrights, trade secrets and mask works of others which Atkins Management practices or uses that are material to Atkins Management. With respect to each such item of intellectual property:

                        (i) any license agreement covering the item is a valid
                and binding agreement and, to the knowledge of the Shareholder, is in full force and effect;

                        (ii) no event has occurred which constitutes a breach of
                such license agreement, Atkins Management has not repudiated and, to the knowledge of Atkins the Shareholder, no other party thereto has repudiated any provision thereof and there are no disputes, oral arrangements or delayed payment programs in effect as to any such license agreement;

                        (iii) Atkins Management has supplied TBA with a true and
                complete copy of the license agreement;

                        (iv) the transactions contemplated by this Agreement
                will have no material adverse effect on the ability of Atkins Management to continue using or practicing each such item; and

                        (v) Atkins Management is not aware of any claim that the
                exercise of the rights granted to Atkins Management with respect to such item infringes upon the intellectual property rights of any third party.

                (c) To the knowledge of the Shareholder, Atkins Management has not infringed, misappropriated or otherwise violated any intellectual property rights of any third party. The Shareholder is not aware of any infringement, misappropriation or violation with respect to intellectual property which will occur as a result of the continued operation of the business of Atkins Management as now conducted or as presently proposed to be conducted.

                (d) Atkins Management has taken commercially reasonable security measures to protect the security, confidentiality and value of all the material intellectual property owned by it.

        3.13 Contracts. Section 3.13 of the Disclosure Schedule lists the following contracts and written arrangements, true and complete copies of which have been delivered to TBA, to which Atkins Management is a party:

                (a) all artist management contracts to which Atkins Management is a party;

               (b) any contract for the lease of personal property from or to third parties providing for lease payments in excess of $5,000.00 per annum;

               (c) any contract for the purchase or sale of supplies or other personal property or for the furnishing or receipt of services which contract calls for performance over a period of more than one year or which involves more than the sum of $5,000.00;

               (d) any joint venture or partnership agreement;

               (e) any agreement or instrument under which Atkins Management is or may become indebted for borrowed money;

               (f) any noncompetition agreement;

               (g) any other contract in which the consequences of a default or termination would have a materially adverse effect on the financial condition of Atkins Management or on the prospects or the conduct of the business of Atkins Management;

               (h) any standard form of license agreement; and

               (i) any other contract or arrangement not entered into in the ordinary course of business.

All contracts and arrangements listed in Section 3.13 of the Disclosure Schedule are valid and binding agreements of Atkins Management. Neither Atkins Management nor, to the knowledge of the Shareholder, any other party is in breach or default, and no event has occurred on the part of Atkins Management or, to the knowledge of the Shareholder, on the part of any other party to any such contract or arrangement which with notice or lapse of time would constitute a breach or default or permit termination under any such contract or arrangement. To the knowledge of the Shareholder, none of such contracts or arrangements will be terminated or modified by the consummation of the Acquisition. Atkins Management has previously made available to TBA all of the material service agreements of Atkins Management with its customers. Except as specified in
Section 3.13 of the Disclosure Schedule, Atkins Management is not a party to any verbal contract or arrangement which, if reduced to written form, would be required to be listed in Section 3.13 of the Disclosure Schedule under the terms of subsections (a)-(i) of this Section 3.13.

        3.14 Suppliers and Customers. Section 3.14 of the Disclosure Schedule is a true and correct list of all suppliers of Atkins Management to whom Atkins Management made payments, during the fiscal year ended December 31, 1998, in excess of one percent of Atkins Management's gross revenues as reflected in the Financial Statements for such year and all customers or clients of Atkins Management that paid Atkins Management, during the fiscal year ended December 31, 1998, more than two percent of the gross revenues of Atkins Management as reflected in the Financial Statements for such year. Since December 31, 1998, no material customer or client of Atkins Management has notified Atkins Management that it will substantially decrease or cease doing business with Atkins Management.

        3.15 Notes; Accounts Receivable. As of the Closing Date, all notes payable to and accounts receivable of Atkins Management will be properly reflected on their respective books and records and will be valid receivables subject to no setoffs or counterclaims (other than in the ordinary course of business).

        3.16 Powers of Attorney. There are no outstanding material powers of attorney or similar instruments executed by Atkins Management in favor of any third party.

        3.17 Condition of Property. Each building, fixture, machine and piece of equipment (having a net book value of $5,000.00 or more) owned or used by Atkins Management is in good operating condition and repair, subject to normal wear and tear, and, to the knowledge of the Shareholder, is in compliance with all zoning, building and fire codes in all material respects. Atkins Management owns or leases under valid lease all buildings, machinery, equipment and other tangible assets used in the conduct of its business as presently conducted.

        3.18 Insurance. Atkins Management is insured under the policies listed in Section 3.18 of the Disclosure Schedule (the "Insurance Policies"). The Insurance Policies are in full force and effect. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default by Atkins Management under any of the Insurance Policies.

        3.19 Litigation. Section 3.19 of the Disclosure Schedule sets forth any instances in which (a) Atkins Management is subject to any judgment or order (other than orders of general applicability) of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, or where there is any charge, complaint, lawsuit or governmental investigation pending or, to the knowledge of the Shareholder, threatened against Atkins Management; or (b) Atkins Management is a plaintiff in any action, domestic or foreign, judicial or administrative, or any such action exists in which a counterclaim against Atkins Management is pending or, to the knowledge of the Shareholder, might be brought. None of the actions, suits, proceedings or investigations set forth in Section
3.19 of the Disclosure Schedule could result in any adverse change in the condition, financial or otherwise, of Atkins Management, the same being fully reserved against in the Financial Statements. There are no unsatisfied judgments, orders (other than orders of general applicability), decrees or stipulations affecting Atkins Management or to which Atkins Management is a party and there is no reason to believe that any such action, suit, proceeding or investigation will be brought or threatened against Atkins Management.

        3.20 Employees. Atkins Management has listed in Section 3.20 of the Disclosure Schedule and has furnished to TBA true and complete copies of: (a) any written employment agreements with officers and directors of Atkins Management currently in effect; and (b) any written employment agreements with its employees currently in effect which by their terms may not be terminated by Atkins Management at will or which grant severance payments. Atkins Management has not entered into any similar oral employment agreements that are currently in effect. To the Shareholder's knowledge, no key employee or group of employees has any plans to terminate employment with Atkins Management. Atkins Management is not a party to or bound by any collective bargaining agreement. Except as specified in Section 3.20 of the Disclosure Schedule, there are no loans or other obligations payable or owing by Atkins Management to any shareholder, officer, director or employee of Atkins Management (except salaries and wages incurred and accrued in the ordinary course of business), nor are there any loans or debts payable or owing by any of such persons to Atkins Management or any guarantees by Atkins Management of any loan or obligation of any nature to which any such person is a party. Atkins Management has complied in all material respects with all laws and regulations which relate to the employment of labor, employee civil rights or equal employment opportunities.

        3.21 Employee Benefit Plans. Atkins Management has listed in Section
3.21 of the Disclosure Schedule and has furnished to TBA true and complete copies of (a) any nonqualified deferred or incentive compensation or retirement plans or arrangements, (b) any qualified retirement plans or arrangements, (c) any other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements and (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by Atkins Management or to which Atkins Management is a party or otherwise is bound ("Atkins Management Employee Benefit Plans"). Except as required by law, Atkins Management does not maintain or contribute or has ever maintained or contributed to any funded or unfunded medical, health or life insurance plan or arrangement for retirees or terminated employees. Atkins Management does not contribute or have any obligation to make and has never contributed or had any obligation to make any payment or contribution to a "multiemployer plan," as that term is defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Atkins Management has no actual or potential liability under Section 4201 of ERISA for any complete or partial withdrawal from a multiemployer plan. Except as listed on Section 3.21 of the Disclosure Schedule, Atkins Management neither maintains, contributes to or has any liability with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is intended to meet the requirements of a qualified plan under Section 401(a) of the Code. Atkins Management neither maintains, contributes to or has any liability with respect to a plan which is subject to Title IV of ERISA or Section 412 of the Code. With respect to the employee benefit plans listed in Section 3.21 of the Disclosure Schedule, Atkins Management has furnished to TBA true and complete copies of (i) any summary plan description or other employee communication materials, (ii) the latest financial statements and annual reports, and (iii) all documents filed with the Internal Revenue Service or the Department of Labor since December 31, 1995. All employee benefit plans and related trusts listed in Section 3.21 of the Disclosure Schedule and maintained or contributed to by Atkins Management or with respect to which Atkins Management now has or has ever had any liability or potential liability comply in form and in operation with all requirements of ERISA and the Code. All required reports with respect to such plans required by applicable law have been filed and all contributions or payments presently anticipated hereunder have been made or properly accrued. No applications for rulings, determination letters, advisory opinions or prohibited transaction exemptions are currently pending before the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect to any such employee benefit plans or arrangements or any related trusts. None of such employee benefit plans or arrangements, any related trusts, the trustees of any related trusts or the directors, officers and employees of Atkins Management is the subject of any lawsuit, arbitration or to the knowledge of the Shareholder other proceeding concerning any benefit claim or other benefit-related matter (other than routine claims in the ordinary course of business), and there have been no prohibited transactions as described in Section 406 of ERISA or as defined in Section 4975 of the Code with respect to any such plan. Neither Atkins Management, its directors, officers and employees nor any other fiduciary, as such term is defined in Section 3 of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law which would subject Atkins Management or its directors, officers and employees to liability under ERISA or any applicable law.

        3.22 Guarantees. Atkins Management is not a guarantor or otherwise liable for any material indebtedness of any other person, firm or corporation other than endorsements for collection in the ordinary course of business.

        3.23 Legal Compliance. Atkins Management and, to the knowledge of the Shareholder, each of its respective directors, officers and employees (the individuals only in their capacities as representatives of Atkins Management) has complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof, and no claim has been filed (with notice to Atkins Management) against Atkins Management alleging a violation of any such laws or regulations. Atkins Management holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted or proposed to be conducted. Neither Atkins Management, nor, to the knowledge of the Shareholder, any director, officer, agent, partner or employee thereof or any other person acting for or on behalf of Atkins Management has directly or indirectly (a) made or agreed to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment (whether in cash or otherwise) to any person, private or public, regardless of form, whether in money, property, or services, in violation of any applicable law, rule or regulation (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Atkins Management, or (iv) to pay for any lobbying or similar services or (b) except as specified in Section 3.23 of the Disclosure Schedule, established or maintained any fund or asset that has not been recorded in the books and records of Atkins Management.

        3.24 Certain Business Relationships. Except as specified in Section 3.24 of the Disclosure Schedule, to the knowledge of the Shareholder, none of the present or former shareholders, directors, officers or employees of Atkins Management owns, directly or indirectly, any interest in any business, corporation or other entity (other than investments in publicly held companies) which, on the date hereof or within the past 12 months, has been involved in any manner in any business arrangement or relationship with Atkins Management, and none of the foregoing persons owns any property or rights, tangible or intangible, which are used in the business of Atkins Management.

        3.25 Broker's Fees. Neither Atkins Management nor anyone on its behalf has any liability to any broker, finder, investment banker or similar agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or similar agent in connection with the Acquisition or any similar transaction.

        3.26 Environment, Health and Safety. Atkins Management is in compliance with all environmental, health and safety laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been held or commenced against Atkins Management alleging any failure so to comply. Atkins Management has obtained and been in compliance with all of the material terms and conditions of all permits, licenses and other authorizations which are required under, and have complied with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, laws, and timetables which are contained in, all applicable environmental, health and safety laws.

        3.27 Year 2000. The computer programs and technical systems of Atkins Management used by Atkins Management are year 2000 compliant, will function and operate prior to, during and after the calendar year 2000 in accordance with their specifications and will provide the required output without experiencing abnormal ending dates and/or invalid or incorrect years and shall incorporate century recognition date data, calculations that use same century and multi-century formulas and date values that reflect the current century in all transactions. In addition, all such computer programs and technical systems will process, manage and manipulate data involving dates, including single century and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates.

        3.28 Jaci Velasquez Management Agreement. Except as specified in Section
3.28 of the Disclosure Schedule, no portion of the compensation, fees, commissions, income or other consideration received by "Manager" pursuant to the Jaci Velasquez Management Agreement (as such term and such agreement are further defined in Section 6.9 hereof), is payable to any party other than "Manager" including, without limitation, Pamela Muse or any entity controlled by or affiliated with Pamela Muse.

        3.29 Disclosure. The representations and warranties and statements of fact made by the Shareholder in this Agreement, in the Disclosure Schedule and in certificates and other written statements or agreements delivered or to be delivered pursuant to this Agreement are accurate, correct and complete in all material respects on the date of this Agreement and will, except as contemplated hereby, be accurate, correct and complete in all material respects on the Closing Date and do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or therein not misleading.

                                   ARTICLE 4

                         ADDITIONAL REPRESENTATIONS AND
                          WARRANTIES OF THE SHAREHOLDER

        Except as set forth in the correspondingly numbered section of the Disclosure Schedule, the Shareholder represents and warrants to TBA as follows:

        4.1 Representations Regarding Shares of Atkins Management.

        (a) The Shareholder is the record and beneficial owner of and has good title to the Shares, free and clear of any and all Liens. The Shares are all of the shares of capital stock of Atkins Management owned by the Shareholder, and the Shares collectively represent all the issued and outstanding capital stock of Atkins Management.

        (b) The Shareholder has the full right, power and authority to enter into this Agreement.

        (c) The Shareholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Shareholder.

        (d) No broker or finder has acted for the Shareholder in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Shareholder.

        4.2 Authorization. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the

Shareholder is a party constitute the valid and legally binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their respective terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors' rights generally.

        Except as specified on Section 4.2 of the Disclosure Schedule, the execution, delivery and performance by the Shareholder of this Agreement and the agreements provided for herein, and the consummation by the Shareholder of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Shareholder; (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (c) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Shareholder pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Shareholder is a party or by which the Shareholder or any of his properties is or, to the knowledge of the Shareholder, may be bound, except for violations or conflicts which individually or in the aggregate would not have a material adverse effect on Atkins Management's financial condition or results of operation.


                                   ARTICLE 5

                             [INTENTIONALLY OMITTED]


                                ARTICLE ARTICLE 6

                              ADDITIONAL AGREEMENTS

        6.1 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

        6.2 Taking of Necessary Action. Following the Closing Date, subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to evidence or make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Atkins Management and TBA shall use commercially reasonable efforts to maintain and make all filings with and obtain all consents, approvals, and/or assurances from third parties and appropriate governmental agencies and authorities necessary or, in the opinion of Atkins Management or TBA, advisable for the consummation of the transactions contemplated by this Agreement. Each party shall cooperate with the other in good faith to help the other satisfy its obligations in this Section 6.2.

        6.3 Press Releases. Atkins Management and TBA shall consult with each other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby; provided, however, that nothing in this Section 6.3 shall be deemed to prohibit any party hereto from making any disclosure that is required to fulfill such party's disclosure obligations imposed by law, including, without limitation, federal securities laws; provided further, however, that neither this Agreement nor any other document or agreement delivered in connection with this Agreement may be disclosed or made public unless legal counsel to the disclosing party shall have first reasonably determined that such disclosure is required by applicable law.

        6.4 Employee Matters. TBA and Atkins Management agree that all employees of Atkins Management immediately prior to the Closing shall be employed by Atkins Management immediately after the Closing at such level of pay which is mutually agreed upon between each employee and Atkins Management, it being understood that Atkins Management shall not have any obligations to continue employing such employees for any length of time or at any level of pay for any length of time thereafter. Each of the five (5) full-time employees of Atkins Management shall be issued a "cardkey" granting such employee access to the access-controlled surface parking lot immediately adjacent to the TBA office at 300 Tenth Avenue South, Nashville, Tennessee, and each such employee shall be allowed to park their personal automobile in such lot while performing their employment duties to Atkins Management. Atkins Management shall terminate the Mike Atkins Management, Inc. 401(k) Profit Sharing Plan (the "Atkins Plan") effective at 5:00 p.m. on the Closing Date. All employees of Atkins Management covered by the Atkins Plan shall, for purposes of eligibility under the TBA Entertainment Corporation 401(k) Profit Sharing Plan, be credited with their period of service with Atkins Management. Upon Closing and thereafter, TBA shall assume all responsibility with respect to the terminated Atkins Plan. Until complete liquidation of the trust funding the Atkins Plan, TBA shall maintain the Atkins Plan in compliance with the Code, ERISA, other applicable law, and its terms. TBA, at its expense, shall apply to the Internal Revenue Service for a determination that the termination of the Atkins Plan does not adversely affect its qualification under Sections 401(a) and 501(a) of the Code and upon receipt of such favorable determination shall distribute the assets of the trust to the participants of the Atkins Plan in accordance with its terms. TBA shall take all necessary steps to amend the Atkins Plan to conform to the General Agreement on Tariffs and Trade, the Small Business Job Protection Act of 1996, the Tax Reform Act of 1997, and other applicable laws and take other reasonable steps as necessary to obtain such favorable determination from the Internal Revenue Service.

        6.5 Tax Matters. From and after the Closing, TBA, on the one hand, and the Shareholder, on the other hand, shall cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other party's expense) in a timely fashion such personnel, tax data, tax returns and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably required (1) for the preparation by either of them of any Tax Returns, elections, consents or certificates required to be prepared and filed by such parties or (2) in connection with any audit or proceeding relating to taxes relating to the assets of Atkins Management. TBA agrees to retain all books and records with respect to tax matters pertinent to Atkins Management relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority. None of the parties hereto shall cause an election to be made, an accounting for tax purposes to be adopted, or a position to be taken on any tax return, or in any tax proceeding, that is inconsistent with the provisions of this Agreement. In addition, as custodian of the books and records of Atkins Management as of the Closing Date, TBA, or its authorized representatives, shall be responsible for closing such books and records as of the Closing Date for state and federal income tax and financial reporting purposes. TBA and the Shareholder shall cooperate fully with each other in connection with such closing and TBA shall make available to the Shareholder all financial and income tax data, statements, reports and information relating to such closing of the books and records as of the Closing Date.

        6.6 Section 338(h)(10) Election. TBA and the Shareholder shall jointly elect to treat the Acquisition as a "qualified stock purchase" within the meaning of Section 338 of the Code and shall timely prepare and file with the Internal Revenue Service a Section 338(h)(10) election on Form 8023. TBA indemnifies the Shareholder for the amount by which the Shareholder's combined state and federal income and excise tax liability arising as a result of the sale of the Shares in accordance with the Section 338(h)(10) election exceeds the combined state and federal income and excise tax liability the Shareholder would have incurred had TBA and the Shareholder not filed the Section 338(h)(10) election. Any payment due by TBA to the Shareholder hereunder shall be paid, without right of offset, within thirty (30) days following the agreement of the parties hereto as to the amount of indemnification payment payable hereunder. Should the parties disagree with respect to such calculation, an office of Arthur Andersen LLP other than the office normally used by TBA shall calculate promptly the indemnification payment due hereunder, if any, and the parties shall be bound by such determination. Sections 10.8 and 10.9 of this Agreement shall not apply to the indemnification obligation of TBA under this Section 6.6.

        6.7 Adjustment to Purchase Price. Notwithstanding the provisions of
Section 1.2(a) hereof, (i) should the Shareholder voluntarily terminate his employment relationship with Atkins Management prior to the end of the five-year term of his Employment Agreement (as defined in Section 7.2(e) hereof), other than upon his death, for "Good Reason" or upon the Shareholder's "Disability" (as such terms are defined in such Employment Agreement), or (ii) should Atkins Management terminate the employment relationship of the Shareholder as a result of the fraud, embezzlement or other criminal act by the Shareholder involving TBA or Atkins Management, or upon termination of the Employment Agreement by Atkins Management due to the conviction of, or a plea of nolo contendere to, a felony crime involving moral turpitude by the Shareholder, the Shareholder shall be obligated to pay to TBA, within fifteen (15) days of the date of such termination of employment, a dollar amount in cash equal to the excess of (a) the aggregate purchase price theretofore paid to the Shareholder by TBA for the Shares over (b) the aggregate adjusted net income realized from the "book of business" (as such term is generally understood in the artist management business) of Atkins Management during the period in which the Shareholder was an employee of Atkins Management pursuant to the Employment Agreement, or any amendment thereto.

        6.8 Separate Subsidiary. TBA shall operate Atkins Management as a separate, incorporated subsidiary of TBA for the period beginning on the Closing Date and ending on the final payment made under the Adjustable Note. TBA shall use reasonable efforts to economically and managerially support and enhance the continued development of the business of Atkins Management.

        6.9 Jaci Velasquez Management Agreement. TBA and Shareholder acknowledge that the Management Agreement (herein so called) with Jaci Velasquez, executed in January of 1997, is by and between Jaci Velasquez, as "Artist," and Mike Atkins Management, Inc./Mike Atkins, jointly as "Manager." All compensation, fees, commissions, income or other consideration of any kind earned by Manager pursuant to the Management Agreement shall vest solely in Atkins Management, and should Shareholder receive any compensation, fees, commissions, income or other consideration as Manager pursuant to the Management Agreement, Shareholder shall hold such compensation, fees, commissions, income or other consideration in trust for and as agent of Atkins Management and shall promptly deliver, convey, assign and pay over to Atkins Management any such compensation, fees, commissions, income or other consideration received by Shareholder pursuant to the Management Agreement.

        6.10 Investment Partnerships. Atkins Management shall have no liability or obligation to make any contribution, deposit or payment of any kind to any Investment Partnership on or after the Closing Date.

        6.11 No Deficit Working Capital. Notwithstanding any other provision of this Agreement, on the Closing Date, the balance sheet of Atkins Management shall reflect total net assets equal to or greater than total liabilities, and it is expressly contemplated by the parties that, on or prior to Closing, Atkins Management will distribute assets so that the net assets of Atkins Management approximate the total liabilities of Atkins Management.

                                   ARTICLE 7

                              CONDITIONS TO CLOSING

        7.1 Conditions to Obligations of Each Party to Effect the Closing. The respective obligations of each party to effect the Closing shall be subject to the fulfillment at or prior to the Closing Date of the following condition:

               (a) no order shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated hereby.

        7.2 Additional Conditions to TBA's Obligations. The obligations of TBA to effect the Closing are subject to the satisfaction of the following conditions on or before the Closing Date:

               (a) Except for breaches which do not constitute a Material Adverse Breach (as defined in Section 10.8 of this Agreement) by Atkins Management or the Shareholder, the representations and warranties set forth in Articles 3 and 4 of this Agreement (without regard to any amendments or modifications of the Disclosure Schedule by Atkins Management after the time TBA has signed this Agreement) will be true and correct in all material respects as of the date hereof and at and as of the Closing Date, as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties and with appropriate modifications of tense with respect to representations and warranties made as of a specified date;

               (b) Atkins Management shall have performed, in all material respects, each obligation and agreement and complied, in all material respects, with each covenant to be performed and complied with by it under this Agreement, including, without limitation, all of its agreements contained in Article 6 of this Agreement;

               (c) Except as otherwise disclosed on the Disclosure Schedule, all consents by governmental or regulatory agencies or otherwise that are required for the consummation of the transactions contemplated hereby or that are required for TBA to own, operate or control Atkins Management or any portion of the assets of Atkins Management or to prevent a breach of or a default under or a termination of any agreement material to Atkins Management to which Atkins Management is a party or to which any material portion of the assets of Atkins Management is subject, will have been obtained;

               (d) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded or which would adversely affect the right of TBA to own, operate or control Atkins Management or any material portion of the assets of Atkins Management or the value of the assets of Atkins Management;

               (e) On or prior to the Closing Date, the Shareholder shall have entered into an employment agreement with Atkins Management in the form of Exhibit C attached hereto dated as of the Closing Date (the "Employment Agreement") and, except as specified on Section 7.2(e) of the Disclosure Schedule, the Shareholder shall have terminated any employment, compensation, consulting, fee, services or other similar agreements payable to him, or to his affiliated entities, if any;

               (f) At the Closing, Atkins Management will have delivered to TBA the following:

                        (i) a certificate executed on behalf of Atkins
                Management by its President stating that the conditions set forth in Sections 7.2(a) through 7.2(d) of this Agreement have been satisfied;

                        (ii) certified copies of the resolutions duly adopted by
                Atkins Management's Board of Directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and thereby;

                        (iii) good standing or comparable certificates for
                Atkins Management from the jurisdiction of its incorporation and from every jurisdiction where a failure to be qualified or licensed would have a material adverse effect on the consolidated financial condition, results of operations or business of Atkins Management, dated not earlier than ten (10) days prior to the Closing Date;

                        (iv) copies of all third party and governmental consents
                (or other evidence satisfactory to TBA) that Atkins Management is required to obtain in order to effect the transactions contemplated by this Agreement;

                        (v) a copy of Atkins Management's charter certified by
                the Secretary of State of the State of Tennessee;

                        (vi) certificates evidencing the Shares, duly endorsed;

                        (vii) a copy of the written correspondence from Atkins
                Management to Pamela Muse and Muse & Associates, Inc. terminating as of the Closing Date (i) the oral office lease agreement by and between Atkins Management and Muse & Associates, Inc., and (ii) the oral agreement of Atkins Management to pay one-half of the salary and benefits of Cari Norris and Billie Jo Jackson;

                        (viii) a certified copy of the resolution duly adopted
                by Atkins Management's Board of Directors terminating the Mike Atkins Management, Inc. 401(k) Profit Sharing Plan effective at 5 p.m. on the Closing Date; and

                        (ix) such other documents as TBA may reasonably request
                in connection with the transactions contemplated hereby;

               (g) All proceedings to be taken by Atkins Management in connection with the consummation of the Acquisition at the Closing and the other transactions contemplated hereby and all documents required to be delivered by Atkins Management in connection with the Acquisition and the other transactions contemplated hereby will be reasonably satisfactory in form and substance to TBA.

        7.3 Additional Conditions to the Obligations of Atkins Management and the Shareholder. The obligations of Atkins Management and the Shareholder to effect the Closing are subject to the satisfaction of the following conditions on or before the Closing Date;

               (a) Except for breaches which do not constitute a Material Adverse Breach (as defined in Section 10.8 of this Agreement) by TBA, the representations and warranties set forth in Article 2 of this Agreement will be true and correct as of the date hereof and at and as of the Closing Date, as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties and with appropriate modifications of tense with respect to representations and warranties made as of a specified date;

               (b) TBA shall have performed, in all material respects, each obligation and agreement and complied, in all material respects, with each covenant required to be performed and complied with by it under this Agreement prior to the Closing Date;

               (c) No action or proceeding before any court or government body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

               (d) At the Closing, TBA will have delivered to Atkins Management and the Shareholder the following:

                        (i) a certificate executed on behalf of TBA by its Chief
                Executive Officer stating that the conditions set forth in Sections 7.3(a) through (c) of this Agreement have been satisfied;

                        (ii) certified copies of the resolutions duly adopted by
                TBA's board of directors authorizing the execution, delivery and performance of this Agreement;

                        (iii) good standing certificates for TBA from the
                Secretary of State of the State of Delaware dated not earlier than ten (10) days prior to the Closing Date;

                        (iv) copies of all third party and governmental or
                regulatory consents (or other evidence satisfactory to Atkins Management) that TBA are required to obtain in order to effect the transactions contemplated by this Agreement;

                        (v) copies of TBA's charter certified by the Secretary
                of State of the State of Delaware;

                        (vi) the Cash Portion, the Adjustable Note and the
                Non-Adjustable Note; and

                        (vii) such other documents as Atkins Management or the
                Shareholder may reasonably request in connection with the transactions contemplated hereby;

               (e) All proceedings to be taken by TBA in connection with the consummation of the Acquisition at the Closing and all documents required to be delivered by TBA in connection with the transactions contemplated hereby will be reasonably satisfactory in form and substance to Atkins Management and the Shareholder;

               (f) Except as otherwise disclosed to Atkins Management and the Shareholder, all consents by governmental or regulatory agencies or otherwise that are required for the consummation of the transactions contemplated hereby or that are required for TBA to own, operate or control Atkins Management or any portion of the assets of Atkins Management or to prevent a breach of or a default under or a termination of any agreement material to Atkins Management to which Atkins Management is a party or to which any material portion of the assets of Atkins Management is subject, will have been obtained; and

               (g) The Employment Agreement will have been executed and delivered by the Closing Date and there will not have been any changes, amendments or modifications to, or termination of, such agreement.


                                   ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

               (a) by the mutual written consent of the Shareholder and TBA;

               (b) by TBA if there has been a misrepresentation or breach of a representation or warranty or a failure to perform a covenant on the part of Atkins Management or the Shareholder with respect to their representations, warranties and covenants set forth in this Agreement and any such breach or failure constitutes a Material Adverse Breach; and

               (c) by Atkins Management if there has been a misrepresentation or a breach of a representation or warranty or a failure to perform a covenant on the part of TBA with respect to their representations, warranties and covenants set forth in this Agreement and any such breach or failure constitutes a Material Adverse Breach.

        8.2 Amendment. This Agreement may not be amended except by an instrument signed by each of the parties hereto.

        8.3 Waiver. At any time prior to the Closing Date, (a) TBA may (i) extend the time for the performance of any of the obligations or other acts of Atkins Management and/or the Shareholder or (ii) waive compliance with any of the agreements of Atkins Management and/or the Shareholder or with any conditions to its own obligations, and (b) Atkins Management and/or the Shareholder may (i) extend the time for the performance of any of the obligations or other acts of TBA or (ii) waive compliance with any of the agreements of TBA or with any conditions to their own obligations in each case only to the extent such obligations, agreements and conditions are intended for their benefit.

        8.4 Effect of Termination. If this Agreement is terminated as provided in Section 8.1, this Agreement shall become void and there shall be no liability or further obligation on the part of any party hereto or any of their respective shareholders, officers or directors, except (a) that nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of this Agreement and (b) the provisions of Section 6.6 and any confidentiality agreements by and between TBA and Atkins Management will survive such termination.


                                   ARTICLE 9

                                 INDEMNIFICATION

        9.1 By TBA, Atkins Management and the Shareholder. TBA on the one hand and Atkins Management and the Shareholder on the other hand each hereby agree to indemnify and hold harmless the other against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for defending any actions or threatened actions) (collectively "Damages") reasonably incurred by TBA, Atkins Management and the Shareholder in connection with each and all of the matters set forth below to the extent they constitute a Material Adverse Breach.

               (a) Any breach by the Indemnifying Party (as defined below) of any representation or warranty made by such Indemnifying Party in this Agreement;

               (b) Any breach of any covenant, agreement or obligation of the Indemnifying Party contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

               (c) Any misrepresentation contained in any statement, certificate or schedule furnished by the Indemnifying Party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

        9.2 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 9.3 of this Agreement in which case the Indemnified Party may settle or compromise such claim without the prior consent of the Indemnifying Party. If the Indemnified Party fails to give prompt notice of any claim and such failure prejudices the Indemnifying Party's position or its ability to defend the claim, the Indemnifying Party's liability to the Indemnified Party shall be reduced by the amount, if any, demonstrated to be directly attributable to the failure to give such notice in a timely manner.

        9.3 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within thirty (30) days after the date such claim is made,
(a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

        9.4 Payment of Indemnification Obligation. All indemnification by TBA, Atkins Management or the Shareholder hereunder shall be effected by payment by wire transfer or delivery of a cashier's or certified check in the amount of the indemnification liability.

        9.5 Limitations. EXCEPT IN CASES OF FRAUD, WHERE SPECIFIC PERFORMANCE IS AVAILABLE AS A REMEDY OR AS PROVIDED IN SECTION 6.7 OF THIS AGREEMENT, THE PARTIES AGREE AND ACKNOWLEDGE THAT THE INDEMNIFICATION RIGHTS PROVIDED IN THIS
ARTICLE 9 SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SUCH PARTIES TO THIS AGREEMENT FOR CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ALL DISPUTES ARISING OUT OF OR RELATING TO ANY OTHER AGREEMENTS OR DOCUMENTS SIGNED OR EXECUTED IN RELATION TO THE CLOSING (EXCEPT FOR THE EMPLOYMENT AGREEMENT, NON-ADJUSTABLE NOTE AND ADJUSTABLE NOTE, THE TERMS OF WHICH SHALL CONTROL CLAIMS ARISING OUT OF SUCH RESPECTIVE AGREEMENTS). EXCEPT IN CASES OF FRAUD, WHERE SPECIFIC PERFORMANCE IS AVAILABLE AS A REMEDY OR AS PROVIDED IN SECTION 6.7 OF THIS AGREEMENT, THE AGGREGATE, MAXIMUM LIABILITY OF EACH OF THE SHAREHOLDER AND TBA UNDER THIS ARTICLE 9 SHALL BE AN AMOUNT EQUAL TO $700,000.

                                   ARTICLE 10

                               GENERAL PROVISIONS

        10.1 Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall survive the Closing for a period of one (1) year. Notwithstanding the above, claims resulting from any breach of any representation or warranty concerning tax or Atkins Management Employee Benefit Plan matters shall expire one hundred twenty (120) days after the expiration of any applicable statute of limitations. Any litigation between the parties hereto arising out of or attributable to a breach of any representation, warranty or covenant contained herein must be commenced within the applicable period described above. If not commenced within the applicable period, any such claim will thereafter conclusively be deemed to be waived regardless of when such claim is or should have been discovered.

        10.2 Effect of Due Diligence. No investigation by TBA or Atkins Management into the business, operations and condition of the other shall diminish in any way the effect of any representations or warranties made by either party in this Agreement or shall relieve such party of any of its obligations under this Agreement.

        10.3 Specific Performance. TBA, Atkins Management and the Shareholder understand and agree that the covenants and undertakings on each of their parts herein contained are uniquely related to the desire of TBA, Atkins Management and the Shareholder to consummate the Acquisition, that the Acquisition is a unique business opportunity for Atkins Management, TBA, and the Shareholder and that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, Atkins Management, TBA and the Shareholder agree that TBA shall be entitled to obtain specific performance by Atkins Management and the Shareholder of every such covenant and undertaking contained herein to be performed by Atkins Management and the Shareholder and that Atkins Management and the Shareholder shall be entitled to obtain specific performance from TBA of each and every covenant and undertaking herein contained to be observed or performed by TBA.

        10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telex, telecopy, facsimile or overnight courier, or mailed by registered or certified mail (postage prepaid and return receipt requested), to the party to whom the same is so delivered, sent or mailed at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a)     if to TBA:

                      TBA Entertainment Corporation
                      402 Heritage Plantation Way
                      Hickory Valley, Tennessee   38042
                      Attention:  Thomas J. Weaver III
                      Telecopy:    (901) 764-6107

                      with a copy to:

                      Winstead Sechrest & Minick P.C.
                      5400 Renaissance Tower
                      1201 Elm Street
                      Dallas, Texas  75270
                      Attention:   Randall E. Roberts, Esq.
                      Telecopy:    (214) 745-5390


              (b)     if to Atkins Management:

                      Mike Atkins Management, Inc.
                      1202 Choctaw Trail
                      Brentwood, Tennessee 37027
                      Attention:   Mike Atkins
                      Telecopy:    (615) 377-3960

                      with a copy to:

                      Waller Lansden Dortch and Davis
                      A Professional Limited Liability Company
                      511 Union Street, Suite 2100
                      Nashville, Tennessee 37219
                      Attention:   Paul D. Gilbert, Esq.
                      Telecopy:    (615) 244-6804

               (c)    if to the Shareholder:

                      Mike Atkins
                      1202 Choctaw Trail
                      Brentwood, Tennessee 37027
                      with a copy to:

                      Waller Lansden Dortch and Davis
                      A Professional Limited Liability Company
                      511 Union Street, Suite 2100
                      Nashville, Tennessee 37219
                      Attention:   Paul D. Gilbert, Esq.
                      Telecopy:    (615) 244-6804

Notices delivered personally or by telex, telecopy or facsimile shall be deemed delivered as of actual receipt, mailed notices shall be deemed delivered three days after mailing and overnight courier notices shall be deemed delivered one day after the date of sending.

        10.5 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

        10.6 Severability. If any term, provision, covenant or Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify the Agreement to preserve each party's anticipated benefits under the Agreement.

        10.7 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) except for any confidentiality agreements executed in connection with the transactions contemplated hereby, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any person not party to this Agreement any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except that TBA may assign all or any portion of their rights under this Agreement to any wholly owned subsidiary but no such assignment shall relieve TBA of its obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation with or into which TBA may be merged; and
(d) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Tennessee, without giving effect to the principles of conflict of laws thereof. The parties consent to and agree to submit to the jurisdiction of such courts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

        10.8 Material Adverse Breach. Breaches of representations, warranties and covenants by either party hereto which (a) individually results in damages to the other party in excess of $20,000 or (b) in the aggregate result in damages to the other party in excess of $75,000, shall constitute, for purposes of this Agreement, a "Material Adverse Breach."

        10.9 Limitation of Liability. Neither TBA, Atkins Management, nor the Shareholder shall have any liability for breach of the representations, warranties and covenants made by them and contained in this Agreement unless such breach is a Material Adverse Breach.

        10.10 Waiver of Purchase Right. Atkins Management hereby waives the right of first refusal in its favor with respect to the transfer of the Shares contemplated in this Agreement.

        10.11 Effective Time. The transactions contemplated hereby shall be effective for all purposes at 12:01 a.m. on December 7, 1999.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

                            STOCK PURCHASE AGREEMENT

                                 Signature Page

        IN WITNESS WHEREOF, TBA, the Shareholder and Atkins Management have caused this Agreement to be executed on the date first written above by their respective officers duly authorized.


                                   TBA ENTERTAINMENT CORPORATION



                                   By: /s/ Thomas Jackson Weaver III
                                      ------------------------------------------
                                      Thomas Jackson Weaver III,
                                      Chief Executive Officer



                                   MIKE ATKINS MANAGEMENT, INC.



                                   By: /s/ Mike Atkins
                                      ------------------------------------------
                                      Mike Atkins, President


                                   /s/ Mike Atkins
                                   ---------------------------------------------
                                   MIKE ATKINS

                                   SCHEDULE 1

                               DISCLOSURE SCHEDULE

                                    EXHIBIT A

                       FORM OF ADJUSTABLE PROMISSORY NOTE

                                    EXHIBIT B

                     FORM OF NON-ADJUSTABLE PROMISSORY NOTE

                                    EXHIBIT C

                          FORM OF EMPLOYMENT AGREEMENT